UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 21, 2009

WESTERN PLAINS ENERGY, L.L.C.

 (Exact name of registrant as specified in its charter)

Kansas	0-50714	48-1247506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3022 County Road 18, Oakley, KS 67748

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (785) 672-8810

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2009, Richard Sterrett informed the Board of Managers that he was stepping down from his position as Chief Financial Officer of Western Plains Energy, L.L.C., (the “Company”) in order to devote more time to his other business affairs.  Mr. Sterrett has served as the Company’s Chief Financial Officer since 2001 and will continue to serve the Company as Vice President of the Board Managers.

Subsequent to Mr. Sterrett’s announcement, the Board of Managers appointed Scott Foote, a member of the Board of Managers since 2006, to replace Mr. Sterrett as the Company’s Chief Financial Officer.  From 1998 until the present, he has served as the manager of Hoxie Feedyard and is responsible for all management and financial functions.  Because he will continue his position with Hoxie Feedyard, the Board does not anticipate that Mr. Foote will devote all of his business time to the Company.  Mr. Foote will serve as the Company’s Chief Financial Officer at the will of the Board and without compensation other than what he receives as a Manager of the Company.  Since 2007, Mr. Foote has also served on the board of directors of State Bank in Hoxie, Kansas.  He graduated from Kansas State University in 1997 with a bachelor’s degree in Agricultural Economics and in 2004 with a master’s degree in Agribusiness.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the availability of equipment and qualified personnel, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN PLAINS ENERGY, L.L.C.

Date: April 24, 2009	By:	/s/ Steven R. McNinch
	Name:	Steven R. McNinch
	Title:	Chief Executive Officer